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                                                                    EXHIBIT 10.3

                            DAUGHERTY RESOURCES, INC.

                   2003 INCENTIVE STOCK AND STOCK OPTION PLAN

      1. THE PLAN. The 2003 Incentive Plan (the "Plan") of Daugherty Resources, Inc. (the "Company") has been adopted by the board of directors of the Company (the "Board") to provide for the award of shares ("Share Awards") of the Company's common stock ("Common Stock") and for the grant of options to acquire Common Stock ("Options"). Options granted under the Plan are intended to be treated as incentive stock options ("ISOs") within the meaning of section 422 of the Internal Revenue Code of 1986 (the "Code") or, if so specified at the time of grant, as nonqualified stock options ("NSOs") not intended to be treated as ISOs under the Code. Except as otherwise indicated herein, all references in this Plan to the Company shall include Daugherty Resources, Inc. and its subsidiaries, together with their respective successors and assigns, and all references to Sections refer to sections of this Plan.

      2 PURPOSES. The purposes of the Plan are to provide for the grant of Share Awards as compensation to selected consultants, directors, officers and employees of the Company and to provide for the grant of Options to selected officers, directors and key employees of the Company as an incentive to acquire or increase their proprietary interest in the Company, to continue their services to the Company and to increase their efforts on its behalf.

      3. THE COMMON STOCK. The aggregate number of shares of Common Stock issuable under the Plan shall be 4,000,000 or the number and kinds of shares of capital stock or other securities substituted for the Common Stock as provided in Section 7. The aggregate number of shares of Common Stock issuable under the Plan may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of shares of Common Stock held in or acquired for the treasury of the Company. All shares of Common Stock subject to a Share Award that terminates unvested or an Option that terminates unexercised for any reason may thereafter be subjected to a new Share Award or Option under the Plan.

      4. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall have plenary authority in its discretion to (a) select the recipients of Share Awards and Options ("Grantees"), (b) determine the number of shares of Common Stock subject to each Share Award or Option and terms of the Share Award or Option issued to each Grantee, including any conditions to the vesting thereof, and (c) adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings, (d) decide all questions and settle all controversies and disputes of general applicability that may arise in connection with the Plan and (e) amend certain terms of the Plan as provided in Section 8. In granting Share Awards under the Plan, the Committee shall consider the nature and value of the services provided by the Grantee, the market value of the Common Stock at the time of the grant and any other factors that the Committee may deem relevant. In granting Options under the Plan, the Committee shall consider the position held by the Grantee with the Company, the nature and value of his or her services and accomplishments, the present and potential contribution of the Grantee to the success of the Company and any other factors that the Committee may deem relevant. All decisions of the Committee on the foregoing matters shall be final and binding upon all persons.

      5. EFFECTIVENESS AND TERMINATION OF PLAN. The Plan shall become effective upon its approval by the shareholders of the Company (the "Effective Date") and shall terminate on the earliest of (a) the tenth fifth anniversary of the Effective Date, (b) the date when all shares of Common Stock reserved for issuance under the Plan shall have been acquired through the vesting of Share Awards and the exercise of Options granted under the Plan or (c) such earlier date as the Board may determine. Any Share Award or Option outstanding at the time the Plan terminates shall remain in effect in accordance with its terms and conditions and those of the Plan.

      6. GRANT, TERMS AND CONDITIONS. Share Awards and Options may be granted by the Committee at any time after the Effective Date and prior to the termination of the Plan. Each Share Award shall be subject to any vesting conditions and trading restrictions the Committee may specify at the time of grant, any of which shall be set forth in a written agreement with the Grantee. Each Option shall be subject to terms and conditions, within the following framework, specified by the Committee at the time of grant, all of which shall be set forth in a written

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agreement with the Grantee.

            (a) Option Grantees. Grantees of Options shall be those officers, directors and key employees of the Company selected by the Committee, provided that only NSOs may be granted under the Plan to (i) any person owning Common Stock or other capital stock of the Company possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (ii) any director who is not an officer of the Company.

            (b) Option Exercise Price. The exercise price of an Option shall be no less than the fair market value of the Common Stock, without regard to any restriction, at the time the Option is granted. The fair market value of the Common Stock at the time of the grant shall be: (i) the closing price of the Common Stock on the trading day immediately preceding the date of the grant (the "Valuation Date") if the Common Stock is listed on a national securities exchange or the Nasdaq National Market or SmallCap Market ("Nasdaq"); (ii) the average of the closing bid and asked prices for the Common Stock on the Valuation Date if the Common Stock is not listed on a national securities exchange or Nasdaq but is traded over-the-counter; or (iii) the value determined by the Committee if the Common Stock is neither listed on a national securities exchange or the Nasdaq nor traded in the over-the-counter market. If the Common Stock is listed on a national exchange or the Nasdaq or is traded over-the-counter but is not traded on the Valuation Date, then the price shall be determined by the Committee by applying the principles contained in applicable Treasury Regulations under the Code.

            (c) Payment for Common Stock. The exercise price of an Option shall be paid in full at the time of exercise in cash by check or, if so provided by the Committee at the time of grant, with securities of the Company owned for at least six months by the Grantee, valued at their fair market value determined in accordance with Section 6b). The exercise price shall not be subject to adjustment, except as provided in Section 7.

            (d) ISO Limitation. Notwithstanding any provision of the Plan to the contrary, an Option shall not be treated as an ISO under Code section 422 to the extent to which the aggregate market value (determined as of the time an Option is granted) of Common Stock for which Options (together with options granted under all other plans of the Company) are exercisable for the first time by a Grantee during any calendar year exceeds $100,000.

            (e) Duration and Exercise of Options. Options may be exercisable for terms of up to but not exceeding ten years from the date of grant. Options shall be exercisable at the times and in the amounts (up to the full amount thereof) determined by the Committee at the time of grant. If an Option granted under the Plan is exercisable in subsequent installments, the Committee shall determine what events, if any, will make it subject to acceleration. Notwithstanding the foregoing, an unvested Option shall automatically become 100% vested upon any Change of Control (as defined below) or any action by the Board in contemplation of a transaction that would result in a Change of Control. Change of Control shall mean an event or series of events by which (i) any person (as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities of the Company, (ii) the Company conveys, transfers, sells or leases all or substantially all of its assets to any person other than to a wholly owned subsidiary of the Company,
(iii) the shareholders of the Company approve any plan of liquidation or dissolution of the Company or (iv) during any period of 12 consecutive months, individuals who, at the beginning of that period, constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Common Stockholders of the Company, as applicable, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

            (f) Termination of Employment. Except as otherwise determined by the Committee at the time of an Option grant, (i) upon the termination of a Grantee's employment or directorship for any reason other than Cause (as defined below), the Grantee may, within twelve months following termination (three months for an ISO), exercise the Option for all or any part of the shares subject thereto in which the right to purchase Common Stock had accrued or vested at the time of termination of employment, and (ii) if the employment or directorship of a Grantee is terminated for Cause, the Grantee's rights under any then outstanding Option shall terminate at the time of termination. "Cause" shall mean the Grantee's material malfeasance or nonfeasance in the performances of his duties as a director, officer or employee of the Company.

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            (g) Transferability of Option. No Option shall be transferable except by will or the laws of descent and distribution. An Option shall be exercisable during the Grantee's lifetime only by the Grantee.

      7. ADJUSTMENT FOR CHANGES IN THE COMMON STOCK.

            (a) Changes in Common Stock. In the event the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company, whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise, then there shall be substituted for or added to each share of Common Stock theretofore or thereafter subject to an unvested Share Award or an unexercised Option the number and kind of shares of capital stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share shall be exchanged, or to which the holder of each such share shall be entitled, as the case may be. The price and other terms of outstanding Options shall also be appropriately amended to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Common Stock, or of any capital stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, if the Committee shall, in its sole discretion, determine that the change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, then adjustments shall be made in accordance with its determination.

            (b) Fractional Shares and Notices. Fractional shares resulting from any adjustment pursuant to this Section 7 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an unvested Share Award or an Option that shall have been so adjusted.

            (c) Extraordinary Transactions. In the event of the disposition of all or substantially all of the assets of the Company, or the dissolution of the Company, or the merger or consolidation of the Company with or into any other Company, or the merger or consolidation of any other entity into the Company, or the making of a tender offer to purchase all or a substantial portion of outstanding Common Stock, the Committee shall have the power to amend all outstanding Options (upon such conditions as it shall deem appropriate) to (i) permit the exercise of Options prior to the effective date of the transaction and to terminate all unexercised Options as of that date, or (ii) require the forfeiture of all Options, provided the Company pays to each Grantee the excess of the fair market value of the Common Stock subject to the Option, determined in accordance with Section 6(b), over the exercise price of the Option, or (iii) make any other provisions that the Committee deems equitable.

      8. AMENDMENT OF THE PLAN. The Committee may amend the Plan, may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Share Award or Option in the manner and to the extent deemed desirable to carry out the Plan without action on the part of the Company's shareholders; provided that, except as provided in Section 7 and this Section 8, unless the Company's shareholders shall have first approved thereof, (a) the total number of shares of Common Stock subject to the Plan shall not be increased, (b) the expiration date of the Plan shall not be extended and (c) no amendment shall (i) permit the exercise price of any Option to be less than the fair market value of the Common Stock at the time of grant, (ii) increase the number of shares of Common Stock to be received on exercise of an Option, (iii) materially increase the benefits accruing to a Grantee under an Option or (iv) modify the eligibility requirements for participation in the Plan.

      9. INTERPRETATION AND CONSTRUCTION. The interpretation and construction of any provision of the Plan by the Committee shall be final, binding and conclusive for all purposes.

      10. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Grantee to exercise an Option.

      11. PLAN NOT A CONTRACT OF EMPLOYMENT. The Plan is not a contract of employment, and the terms of employment of any Grantee shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any Grantee for a continuance of employment, nor shall it interfere with the right of the Company or any subsidiary to discharge any Grantee.

      12. EXPENSES OF THE PLAN. All of the expenses of administering the Plan shall be paid by the Company.

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      13. COMPLIANCE WITH APPLICABLE LAW. The Committee may require, as a condition of the issuance and delivery of certificates and in order to ensure compliance with applicable securities laws, regulations and requirements, that the Grantee make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

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